Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Clarus Corporation:

We consent to the incorporation by reference in Registration Statement Nos. 33-51382, 333-06419, 333-06415, 333-28259, 333-46393, 333-41321, 333-67841, 333-70855, 333-85105, 333-91505 and 333-97063 of Epicor Software Corporation on Form S-8 and Registration Statement Nos. 333-38105 and 333-46395 of Epicor Software Corporation on Form S-3 of our report dated February 14, 2003, appearing in this Current Report on Form 8-K/A of Epicor Software Corporation dated February 19, 2003.

/s/ KPMG LLP

Atlanta, Georgia

February 19, 2003